EXHIBIT 23.(a)


KPMG PEAT MARWICK LLP
Certified Public Accountants
P.O. Box 31002
St. Petersburg, FL  33732




The Board of Directors
Florida Progress Corporation


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions.



                                             /s/KPMG Peat Marwick LLP
December 15, 1994